Exhibit 99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 17, 2012, relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Reports to Shareholders of RS Emerging Markets VIP Series, RS High Yield VIP Series, RS International Growth VIP Series, RS Investment Quality Bond VIP Series, RS Large Cap Alpha VIP Series, RS Low Duration Bond VIP Series, RS Money Market VIP Series, RS S&P 500 Index VIP Series, and RS Small Cap Growth Equity VIP Series (each a portfolio of the RS Variable Products Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Additional Information”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

April 25, 2012